Exhibit 99.1

PHAZAR CORP Announces Fiscal Second Quarter 2012 Financial Results

MINERAL WELLS, Texas--(BUSINESS WIRE)--January 19, 2012--PHAZAR CORP, (NASDAQ: ANTP) designs, manufactures and markets antennas, towers, support structures, masts and communication accessories worldwide. Today, PHAZAR CORP announces the unaudited results of operations for the three and six month periods ended December 31, 2011.

Second Quarter Fiscal Year 2012

Revenues for the quarter were $2,092,367 down $66,460, or 3% from $2,158,827 for the second quarter of fiscal year 2011. The sales declines are largely attributable to the same factors that impacted first fiscal quarter, significantly lower FAA related sales and lower commercial sales as wireless antenna projects continued to be delayed because of the now canceled ATT-T Mobile combination. The gross profit margin for the quarter, at 39% is down 3 basis points from the 42% gross margin reported in the comparable period last year.

Sales and administrative expenses were up 29% to $719,588 from $555,949 in the prior year, reflecting a higher level of marketing wages and commission expense. Research and development costs of $127,398 were also up $112,422 from $14,976 last year primarily due to engineering costs on new antenna designs.

The Company recognized net income of $4,471, or $0.00 per share for the second quarter, compared to a net income of $23,682, or $0.01 per share, in last year’s fiscal second quarter.

Six Month Period Ending December 31, 2011

The Company reported revenues for the six-month period of $3,507,585, a decrease of $1,175,381, or 25% compared to $4,682,966 for the comparable period last year. Net loss for the six-month period was $115,784, or $0.05 per share compared to a net income of $276,385, or $0.12 per share for the comparable period last year.

Backlog of Orders

The Company’s backlog of orders on December 31, 2011, totaled $1,442,802, down 49% compared to backlog of $2,815,511 at December 31, 2010 and down 37% from June 30, 2011. Incoming orders for the six-month period ended December 31, 2011 totaled $2,693,051 versus $5,138,588 for the six-month period ended December 31, 2010, a decrease of 48% year over year.

More information and analysis of PHAZAR CORP’s financial results will be provided in the management discussion and analysis of financial condition and results of operations in the Form 10-Q for the second quarter ended December 31, 2011, estimated to be filed with the Securities and Exchange Commission in late February, 2012.

The Form 10-Q will also be available at the SEC’s website at www.sec.gov and PHAZAR CORP’s website at www.phazarcorp.com.

Product information is available at www.antennaproducts.com and www.phazar.com.

The common stock of PHAZAR CORP is listed on the NASDAQ Capital Market under the trading symbol “ANTP”. This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished.

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2011	2010	2011		2010
	(Unaudited)		(Unaudited)
Sales and contract revenues	$2,092,367	$2,158,827		$3,507,585	$4,682,966
Cost of sales and contracts	1,273,062	1,244,188		2,052,381	2,503,955
Gross profit	819,305	914,639		1,455,204	2,179,011
Gross profit margin %	39%	42%		41%	47%

Selling, general and administration expenses	719,588	555,949		1,464,958	1,137,092
Research and development costs	127,398	14,976		226,860	29,240
Total selling, general and administration expenses	846,986	570,925		1,691,818	1,166,332

Operating income (loss)	(27,681)	343,714		(236,614)	1,012,679

Other income
Interest income (net)	29,585	14,257		67,877	27,546
Other income	4,871	9,096		11,351	21,770
Total other income	34,456	23,353		79,228	49,316

Income (loss) from operations before income taxes	6,775	367,067		(157,386)	1,061,995

Income tax expense (benefit)	2,304	104,835		(53,511)	341,111

Net income (loss) before discontinued operations	4,471	262,232		(103,875)	720,884

Loss from discontinued operations	-	(361,439)		(18,044)	(673,483)
Income tax benefit from discontinued operations	-	122,889		6,135	228,984
Net loss from discontinued operations	-	(238,550)		(11,909)	(444,499)

Net income (loss)	$4,471	$23,682		$(115,784)	$276,385

Basic income (loss) per common share
Continuing operations	$-	$0.11	$	(0.04)	$0.31
Discontinued operations	-	(0.10)		(0.01)	(0.19)
Net income (loss)	$-	$0.01		$(0.05)	$0.12

Diluted income (loss) per common share
Continuing operations	$-	$0.11		$(0.04)	$0.31
Discontinued operations	-	(0.10)		(0.01)	(0.19)
Net income (loss)	$-	$0.01		$(0.05)	$0.12

Basic weighted average of common shares outstanding	2,313,569	2,305,713		2,312,346	2,305,186
Diluted weighted average of common shares outstanding	2,313,569	2,318,677		2,312,346	2,306,908

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2011 (Unaudited)	June 30, 2011
CURRENT ASSETS
Cash and cash equivalents	$1,428,590	$1,169,318
Accounts receivable:
Trade, net of allowance for doubtful accounts of $0
as of December 31, 2011 and June 30, 2011	447,506	785,665
Inventories	2,647,304	2,732,232
Prepaid expenses and other assets	62,994	125,989
Income taxes receivable	261,321	236,366
Deferred income taxes	224,875	224,875
Total current assets	5,072,590	5,274,444

Property and equipment, net	1,015,993	1,043,435

Note receivable	1,219,919	963,684
Long - term deferred income tax	286,129	252,617
TOTAL ASSETS	$7,594,631	$7,534,180

CURRENT LIABILITIES
Accounts payable	$239,073	$216,575
Accrued liabilities	455,462	284,969
Deferred revenues	21,973	2,355
Liabilities held for discontinued operations	114,571	178,060
Total current liabilities	831,079	681,959

TOTAL LIABILITIES	$831,079	$681,959

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS’ EQUITY
Preferred Stock, $1 par, 2,000,000 shares authorized, none issued
or outstanding, attributes to be determined when issued	-	-

Common stock, $0.01 par, 6,000,000 shares authorized
2,388,828 and 2,385,128 issued and outstanding on December 31, 2011 and June 30, 2011, respectively	23,889	23,852

Additional paid in capital	4,544,311	4,517,234
Treasury stock, at cost, 74,691 shares on December 30, 2011 and June 30, 2011	(215,918)	(215,918)
Retained earnings	2,411,270	2,527,053
Total shareholders’ equity	6,763,552	6,852,221

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$7,594,631	$7,534,180

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	December 31, 2011 (Unaudited)	December 31, 2010 (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(115,784)	$276,385
Adjustments to reconcile net income (loss) to net cash provided (used in) operating activities:
Depreciation	64,692	65,813
Loss from discontinued operations	11,908	444,499
Stock based compensation	27,116	66,240
Deferred federal income tax	(33,512)	(23,291)
Changes in operating assets and liabilities:
Accounts receivable	338,158	(471,840)
Inventories	84,928	(610,117)
Income taxes receivable	(24,955)	192,769
Prepaid expenses	62,995	7,836
Accounts payable	22,498	(143,833)
Accrued expenses	170,493	171,214
Deferred revenues	19,618	22,647
Net cash used in discontinued operations	(75,398)	(175,918)
Net cash provided by (used in) operating activities	552,757	(177,596)

CASH FLOWS FROM INVESTING ACTIVITIES:
Funding of note receivable	(256,235)	(125,000)
Purchase of property and equipment	(37,250)	(16,003)
Net cash used in investing activities	(293,485)	(141,003)

Net increase (decrease) in cash and cash equivalents	259,272	(318,599)
CASH AND CASH EQUIVALENTS, beginning of period	1,169,318	1,403,839

CASH AND CASH EQUIVALENTS, end of period	$1,428,590	$1,085,240

CONTACT:
PHAZAR CORP
Kathy Kindle, 940-325-3301
Fax: 940-325-0716
kindle@phazarcorp.com